Joint Filer Information

Names:	Deerfield Mgmt, L.P., Deerfield Mgmt IV, L.P., Deerfield Mgmt HIF, L.P., Deerfield Management Company, L.P., Deerfield Partners, L.P., Deerfield Private Design Fund IV, L.P. and Deerfield Healthcare Innovations Fund, L.P.

Address:	345 Park Avenue South, 12th Floor
New York, NY 10010

Designated Filer:	James E. Flynn

Issuer and Ticker Symbol:	Nuvalent, Inc. [NUVL]

Date of Event Requiring Statement:	October 22, 2024

The undersigned, Deerfield Mgmt, L.P., Deerfield Mgmt IV, L.P., Deerfield Mgmt HIF, L.P., Deerfield Management Company, L.P., Deerfield Private Design Fund IV, L.P., Deerfield Healthcare Innovations Fund, L.P. AND Deerfield Partners, L.P., are jointly filing the attached Statement of Changes in Beneficial Ownership on Form 4 with James E. Flynn with respect to the beneficial ownership of securities of Nuvalent, Inc.

Signatures:

DEERFIELD MANAGEMENT COMPANY, L.P. By: Flynn Management LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact	DEERFIELD MGMT, L.P. By: J.E. Flynn Capital, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact

DEERFIELD MGMT HIF, L.P. By: J.E. Flynn Capital HIF, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact	DEERFIELD MGMT IV, L.P. By: J.E. Flynn Capital IV, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact

DEERFIELD HEALTHCARE INNOVATIONS FUND, L.P. By: Deerfield Mgmt HIF, L.P., General Partner By: J.E. Flynn Capital HIF, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact	DEERFIELD PRIVATE DESIGN FUND IV, L.P. By: Deerfield Mgmt IV, L.P., General Partner By: J.E. Flynn Capital IV, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact
DEERFIELD PARTNERS, L.P. By: Deerfield Mgmt, L.P., General Partner By: J.E. Flynn Capital, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact